EXHIBIT 10.K

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 30, 2002, by and among Mentor Graphics Corporation, an Oregon corporation (the “Company”), the several financial institutions party to the Credit Agreement referred to below (each a “Bank” and, collectively, the “Banks”), The Bank of Nova Scotia, as documentation agent, Fleet National Bank, as syndication agent, and Bank of America, N.A., as administrative agent for the Banks (in such capacity, the “Agent”).

WHEREAS, the Company, the Banks and the Agent entered into a Credit Agreement dated as of January 10, 2001, as amended pursuant to that certain First Amendment to Credit Agreement dated as of January 24, 2002 and that certain Second Amendment to Credit Agreement dated as of April 16, 2002 (as so amended, and as otherwise amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Company has requested the right to obtain financing in an aggregate principal amount not to exceed $50,000,000 to be secured by a Lien on the Wilsonville Facility;

WHEREAS, as one alternative in obtaining such financing, the Company has requested permission to sell the Wilsonville Facility to the Special Purpose Subsidiary (as defined below), to allow the Special Purpose Subsidiary to obtain a loan in an aggregate principal amount not to exceed $50,000,000 to be secured by a Lien on the Wilsonville Facility, and to lease the Wilsonville Facility from the Special Purpose Subsidiary.

WHEREAS, for this and other purposes, the Company has requested that the Majority Banks agree to certain amendments to the Credit Agreement and the Majority Banks have agreed to such request, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, the parties hereto agree as follows:

1.    Definitions; References; Interpretation.

(a)    Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

(b)    Each reference to “this Amendment”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement, and each reference to “the Credit Agreement” and each other similar reference in the other Loan Documents, shall from and after the Third Amendment Effective Date (as defined in Section 4 hereof) refer to the Credit Agreement as amended hereby.

(c)    The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.

2.    Amendments to Credit Agreement.    Subject to the terms and conditions hereof, the Credit Agreement is amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition in proper alphabetical order:

“‘Special Purpose Subsidiary’ means that certain wholly owned Subsidiary created by the Company for the purposes of acquiring the Wilsonville Facility and obtaining a loan to be secured by a Lien on the Wilsonville Facility.”

(b)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Wilsonville Facility” to read in its entirety as follows:

“‘Wilsonville Facility’ means the Company’s principal facility and headquarters, consisting of approximately 47.55 acres, located at 8005 S.W. Beckman Road, Wilsonville, Oregon.”

(c)    Section 7.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (r) thereof; (ii) deleting the period at the end of subsection (s) thereof and inserting “; and” therefor; and (iii) adding the following as new subsection (t) thereof:

“(t)	a Lien on the Wilsonville Facility securing Indebtedness of the Company or the Special Purpose Subsidiary in an aggregate principal amount not exceeding $50,000,000 at any time.”

(d)    Section 7.02 of the Credit Agreement is hereby amended by amending and restating subsection (e) thereof in its entirety to read as follows:

“(e)	(i) subject to Section 7.06 (without regard to the exception in the first clause of the first sentence of Section 7.06), the sale or other transfer of the Wilsonville Facility to the Special Purpose Subsidiary, or (ii) any other sale of the Wilsonville Facility for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company); provided in each case that no Default or Event of Default then exists or would result from such sale;”

(e)    Section 7.04 of the Credit Agreement is hereby amended by amending and restating subsection (c) thereof in its entirety to read as follows:

“(c)	Investments by the Company in any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries in the Company or another of its Wholly-Owned Subsidiaries; provided, however, that Investments by the Company in the Special Purpose Subsidiary shall be limited to a contribution of the Wilsonville Facility and other Investments incidental or necessary to the capitalization of the Special Purpose Subsidiary, the Special Purpose Subsidiary’s ownership of the Wilsonville Facility and its lease of the Wilsonville Facility to the Company;”

(f)    Section 7.05 of the Credit Agreement is hereby amended by amending and restating subsection (d) thereof in its entirety to read as follows:

“(d)	Indebtedness secured by Liens permitted by subsections 7.01(i), (j), (k), (m) and (t);”

(g)    Section 7.05 of the Credit Agreement is hereby further amended by (i) deleting the word “and” at the end of subsection (j) thereof; (ii) deleting the period at the end of subsection (k) thereof and inserting “; and” therefor; and (iii) adding the following as new subsection (l) thereof:

“(l)	Indebtedness of the Company to the Special Purpose Subsidiary or of the Special Purpose Subsidiary to the Company, to the extent such Indebtedness results from an Investment permitted under subsection 7.04(c).”

(h)    Section 7.08 of the Credit Agreement is hereby amended by amending and restating subsection (e) thereof in its entirety to read as follows:

“(e)	Guaranty Obligations by the Company of Indebtedness and other obligations of a Subsidiary (other than the Special Purpose Subsidiary), or by any Subsidiary of the Indebtedness and other obligations of the Company or any other Subsidiary (other than the Special Purpose Subsidiary), provided that, in each case, such Indebtedness and other obligations are otherwise permitted hereunder; and”

(i)    Section 7.09 of the Credit Agreement is hereby amended by amending and restating subsection (b) thereof in its entirety to read as follows:

“(b)	leases entered into by the Company or any Subsidiary after the Closing Date (i) pursuant to sale-leaseback transactions relating to assets the disposition of which is permitted under subsection 7.02(g) or (ii) with respect to the Wilsonville Facility;”

(j)    Section 7.14 of the Credit Agreement is hereby amended by amending and restating subsection (a) thereof in its entirety to read as follows:

“(a)	Adjusted Quick Ratio. The Company shall not as of the end of any fiscal quarter suffer or permit its ratio (determined in respect of the Company and its Subsidiaries on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents plus net current accounts receivable (valued in accordance with GAAP), other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) Consolidated Current Liabilities (other than liabilities secured by a Lien on cash, Cash Equivalents or net current accounts receivable), to be less than (A) prior to the closing of any financing relating to the Wilsonville Facility, the correlative ratio indicated in Table A below and (B) after the closing of any financing relating to the Wilsonville Facility, the correlative ratio indicated in Table B below.

Table A

Period	Ratio

Fiscal quarter ended December 31, 2002 and Fiscal quarter ended March 31, 2003	0.70:1.00
Fiscal quarter ended June 30, 2003 and Fiscal quarter ended September 30, 2003	0.75:1.00
Each fiscal quarter ending thereafter	0.80:1.00

Table B

Period	Ratio

Fiscal quarter ended December 31, 2002	0.75:1.00
Fiscal quarter ended March 31, 2003	0.80:1.00
Fiscal quarter ended June 30, 2003	0.85:1.00
Fiscal quarter ended September 30, 2003 and Each fiscal quarter ending thereafter	0.90:1.00

(k)    A new Section 7.15 is hereby added as follows:

“7.15 Assets of Special Purpose Subsidiary.    As of the end of any fiscal quarter the Special Purpose Subsidiary shall not hold, and the Company shall not permit the Special Purpose Subsidiary to hold, assets other than the Special Purpose Subsidiary’s interest in the Wilsonville Facility and other assets incidental or necessary to the capitalization of the Special Purpose Subsidiary, the Special Purpose Subsidiary’s ownership of the Wilsonville Facility and its lease of the Wilsonville Facility to the Company.”

3.    Representations and Warranties.    The Company hereby represents and warrants to the Agent and the Banks as of the Third Amendment Effective Date as follows:

(a)    No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby).

(b)    The execution, delivery and performance by the Company of this Amendment and the Credit Agreement (as amended by this Amendment) have been duly authorized by all necessary corporate action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Governmental Authority in order to be effective and enforceable.

(c)    This Amendment and the Credit Agreement (as amended by this Amendment) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(d)    All representations and warranties of the Company contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that this subsection (d) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in subsections 5.11(a) and 5.11(b) of the Credit Agreement).

(e)    The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

4.    Conditions to Effectiveness.

(a)    The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent (the date of such satisfaction being the “Third Amendment Effective Date”):

(1)    The Agent shall have received from the Company and each of the Majority Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

(2)    On the Third Amendment Effective Date, (i) after giving effect to Section 2 hereof, the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date); (ii) after giving effect to Section 2 hereof, no Default or Event of Default shall then exist; and (iii) the Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Company confirming the foregoing.

(3)    The Company shall have paid to the Agent a non-refundable amendment fee for the benefit of each Bank that executes this Amendment by the close of business on December 30, 2002 in an amount equal to 0.15% of each such Bank’s Commitment, and any other fees referenced in Section 5(g) hereof (to the extent invoiced) of this Amendment.

(4)    For purposes of determining compliance with the conditions specified in this Section 4(a), each Bank that has executed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

(b)    From and after the Third Amendment Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

(c)    The Agent will notify the Company and the Banks of the occurrence of the Third Amendment Effective Date.

5.    Miscellaneous.

(a)    The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

(b)    This Amendment shall be binding upon and inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns.

(c)    This Amendment shall be governed by and construed in accordance with the law of the State of California, provided that the Agent and the Banks shall retain all rights arising under Federal law.

(d)    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

(e)    This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto or thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(f)    If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement or the Loan Documents.

(g)    The Company agrees to pay or reimburse BofA (including in its capacity as Agent), upon demand, for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MENTOR GRAPHICS CORPORATION

By:	/S/ DENNIS WELDON
Name:	Dennis Weldon
Title:	Treasurer

By:	/S/ DEAN FREED
Name:	Dean Freed
Title:	Vice President and General Counsel

BANK OF AMERICA, N.A., as Agent and as a Bank

By:	/S/ KEVIN MCMAHON
Name:	Kevin McMahon
Title:	Managing Director

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

FLEET NATIONAL BANK

By:	/S/ LEE A. MERKLE-RAYMOND
Name:	Lee A. Merkle-Raymond
Title:	Director

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THE BANK OF NOVA SCOTIA

By:	/S/ LISA ANN BEARD
Name:	Lisa Ann Beard
Title:	Director, Technology Group

MIZUHO CORPORATE BANK, LIMITED

By:	/S/ MASAHITO FUKUDA
Name:	Masahito Fukuda
Title:	Senior Vice President and Group Head

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